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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                             CONTACT: David S. Hickman
April 18, 2005                                              United Bancorp, Inc.
                                                            517-423-1700



                              UNITED BANCORP, INC.


         TECUMSEH, MI -- United Bancorp, Inc. reports a very strong first quarter of 2005. Net income reached $1,783,555, which is the best first quarter ever, and is 3.9% ahead of the first quarter of 2004. This improvement is due to steady growth in loans and deposits, plus an improvement in net interest income.

         During the first quarter, deposits increased by $15.3 million, or 2.9%, and loans increased by $19.4 million, or 3.9%. United's business lending groups at both subsidiary banks continue to produce excellent results.

United Bancorp, Inc. is a financial holding company that is the parent company for United Bank & Trust and United Bank & Trust -- Washtenaw. At March 31, 2005, it had assets under management totaling $1.683 billion. The subsidiary banks operate seventeen banking offices in Lenawee, Washtenaw and Monroe counties.




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